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                                                                    SCHEDULE 14A
                                (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                             EXCHANGE ACT OF 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                                DRKOOP.COM, INC.
    -----------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
    -----------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1)  Title of each class of securities to which transaction applies:
        ----------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:
        ----------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ----------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:
        ----------------------------------------------------------
     (5)  Total fee paid:
        ----------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
        ----------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:
        ----------------------------------------------------------
     (3)  Filing Party:
        ----------------------------------------------------------
     (4)  Date Filed:
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                          [LETTERHEAD OF DRKOOP.COM]
                            7000 N. Mopac, Suite 400
                              Austin, Texas 78731

                   NOTICE TO STOCKHOLDERS OF DRKOOP.COM, INC.


                                December 6, 2000


Dear Stockholders:

          After we mailed our proxy statement to you with respect to our annual meeting of stockholders to be held on December 13, 2000, we received a letter from the Nasdaq Stock Market, Inc. concerning the trading price of our common stock. The letter stated that our common stock has not met Nasdaq's $1.00 minimum bid price closing requirement for thirty consecutive trading days and that if we are unable to demonstrate compliance with this requirement for ten consecutive trading days during the ninety calendar days preceding February 22, 2001, our common stock would be delisted at the close of business on February 26, 2001. Our Board of Directors has determined that we will call a special meeting of our stockholders to vote on a reverse stock split if such a meeting is necessary to increase our stock price above Nasdaq's $1.00 minimum bid price requirement. The ratio of such a reverse stock split will not be determined until on or before the date a proxy statement relating to this special meeting is mailed to our stockholders. If we are unable to hold the special meeting and set the record date for the reverse stock split sufficiently in advance of February 22, 2001 to demonstrate compliance with Nasdaq's minimum bid requirements, we may request a hearing by the Nasdaq Listing Qualifications Panel which will stay the delisting of our common stock pending the Panel's decision. There can be no assurance that we will be able to demonstrate compliance with Nasdaq's minimum bid price closing requirement by February 22, 2001 and that such a hearing will not be necessary.

          We look forward to your attendance either in person or by proxy at our December 13, 2000 annual meeting of stockholders.


                                    Very truly yours,

                                    /s/ Richard M. Rosenblatt

                                    Richard M. Rosenblatt
                                    Chief Executive Officer